EXHIBIT 32.1

CERTIFICATION REQUIRED BY
RULE 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934

SECTION 1350 CERTIFICATION

     In connection with Amendment No. 1 to the Quarterly Report of Origen Financial, Inc. (the “Company”) on Form 10-Q for the period September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers, Ronald A. Klein and W. Anderson Geater, Jr., hereby certify pursuant to 18 U.S.C. Section 1350, that, to their knowledge:

(1)	Such Amendment No. 1 to the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in Such Amendment No. 1 to the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ronald A. Klein	Dated: August 12, 2005

Ronald A. Klein, Chief Executive Officer

/s/ W. Anderson Geater, Jr.	Dated: August 12, 2005

W. Anderson Geater, Jr., Chief Financial Officer